Exhibit 15.1

May 10, 2007

Bois d'Arc Energy, Inc.
Chase Tower
600 Travis, Suite 5200
Houston, TX 77002

Shareholders and Board of Directors
Bois d'Arc Energy, Inc.

We are aware of the incorporation by reference in the Registration Statement No. 333-127744 filed on Form S-8 of Bois d'Arc Energy, Inc. of our report dated May 10, 2007 relating to the unaudited consolidated interim financial statements of Bois d'Arc Energy, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2007.

/s/ Ernst & Young LLP

Dallas, Texas